Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Waste Services, Inc.
Scottsdale, Arizona
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 12, 2004, relating to the consolidated financial statements, of Waste Services, Inc. appearing on the Company’s Form 10-K for the year ended December 31, 2004.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Dunwoody LLP
BDO Dunwoody LLP
Toronto, Ontario

August 11, 2005